Exhibit 99.1

NVR, INC. ANNOUNCES A 25% INCREASE IN EARNINGS PER SHARE FOR THE FIRST QUARTER OF 2004

FOR IMMEDIATE RELEASE	CONTACT: Dan Malzahn
OFFICE: 703-761-2137

April 16, 2004 – McLean, VA – NVR, Inc. (AMEX: NVR), one of the nation’s largest homebuilding and mortgage banking companies, today announced that diluted earnings per share for its first quarter ended March 31, 2004 exceeded the 2003 first quarter by 25% and net income increased 15%. Net income for the 2004 quarter was $100,617,000, $12.58 per diluted share, compared to net income of $87,806,000, $10.10 per diluted share, for the same period of 2003. Total revenues increased 18% to $878,561,000 for the quarter when compared to $743,574,000 for the same period of 2003.

Homebuilding revenues for the first three months of 2004 totaled $860,685,000, an increase of 19% over the same period of 2003. Income before tax from the homebuilding segment totaled $156,923,000, an increase of 20% when compared to the first quarter of the prior year. Gross profit margins for the three months ended March 31, 2004 were 25.3% compared to 25.4% for the 2003 first quarter. New orders for the first quarter of 2004 totaled 3,318 units, a 14% increase from the 2,907 units reported for the 2003 first quarter. Home settlements for the current quarter increased 8% to 2,709 units when compared to the same quarter of 2003. In addition, the Company’s backlog of homes sold but not settled at the end of the 2004 quarter increased on a unit basis by 11% to 7,499 units and 23% on a dollar basis to $2,605,120,000 when compared to the same period last year.

Closed loan production increased 2% to $523,339,000 during the March 2004 quarter when compared to the first quarter of 2003. Mortgage banking operating income totaled $10,772,000 for the first quarter of 2004, a decrease of 19% when compared to $13,368,000 reported for the same period of 2003. The reduction is primarily due to a shift in product mix from fixed rate mortgages to adjustable rate mortgages and brokered mortgages, both of which are generally less profitable than fixed rate mortgage products.

Due to the favorable backlog position at the beginning of the second quarter, the Company reiterated its full year 2004 guidance of approximately 15% growth in net income over 2003. The Company also stated that its stock repurchase program is continuing. During the first quarter of 2004, NVR repurchased approximately 257,000 shares of its common stock.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets and other factors over which NVR has little or no control. The Company has no obligation to update such forward-looking statements.

NVR, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share and share data)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS

Homebuilding:
Cash and cash equivalents	$207,992	$228,589
Receivables	19,860	9,550
Inventory:
Lots and housing units, covered under sales agreements with customers	524,471	480,492
Unsold lots and housing units	29,852	32,888
Manufacturing materials and other	5,054	10,393

	559,377	523,773

Inventory not owned, consolidated per FIN 46	55,556	12,807
Other assets not owned, consolidated per FIN 46	5,074	—
Property, plant and equipment, net	24,186	24,531
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Goodwill, net	6,379	6,379
Contract land deposits	288,965	284,432
Other assets	109,111	117,575

	1,318,080	1,249,216

Mortgage Banking:
Cash and cash equivalents	3,306	3,630
Mortgage loans held for sale, net	116,640	96,772
Mortgage servicing rights, net	188	181
Property and equipment, net	1,025	875
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	3,051	5,084

	131,557	113,889

Total assets	$1,449,637	$1,363,105

(Continued)

NVR, Inc.

Condensed Consolidated Balance Sheets (Continued)

(in thousands, except per share and share data)

	March 31, 2004	December 31, 2003
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$179,620	$185,913
Accrued expenses and other liabilities	228,408	243,223
Liabilities related to assets not owned, consolidated per FIN 46	38,893	12,071
Customer deposits	180,042	157,005
Other term debt	4,428	4,519
Senior notes	200,000	200,000

	831,391	802,731

Mortgage Banking:
Accounts payable and other liabilities	10,902	12,166
Notes payable	89,963	53,340

	100,865	65,506

Total liabilities	932,256	868,237

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,597,709 shares issued as of March 31, 2004 and December 31, 2003, respectively	206	206
Additional paid-in-capital	357,556	335,346
Deferred compensation trust –502,118 and 510,118 shares as of March 31, 2004 and December 31, 2003, respectively, of NVR, Inc. common stock	(64,348)	(64,725)
Deferred compensation liability	64,348	64,725
Retained earnings	1,488,482	1,387,865
Less treasury stock at cost – 13,962,709 and 13,870,368 shares at March 31, 2004 and December 31, 2003, respectively	(1,328,863)	(1,228,549)

Total shareholders’ equity	517,381	494,868

Total liabilities and shareholders’ equity	$1,449,637	$1,363,105

NVR, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Homebuilding:
Revenues	$860,685	$723,375
Other income	646	932
Cost of sales	(643,011)	(539,437)
Selling, general and administrative	(58,482)	(50,959)

Operating income	159,838	133,911
Interest expense	(2,915)	(3,336)

Homebuilding income	156,923	130,575

Mortgage Banking:
Mortgage banking fees	16,108	17,756
Interest income	953	1,364
Other income	169	147
General and administrative	(6,212)	(5,468)
Interest expense	(246)	(431)

Mortgage banking income	10,772	13,368

Income before taxes	167,695	143,943

Income tax expense	(67,078)	(56,137)

Net income	$100,617	$87,806

Basic earnings per share	$15.27	$12.41

Diluted earnings per share	$12.58	$10.10

Basic average shares outstanding	6,591	7,078

Diluted average shares outstanding	7,997	8,697

NVR, Inc.

Operating Activity

(unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2004	2003
Homebuilding:
New orders (units)
Washington	992	738
Baltimore	431	401
North (1)	1,262	1,136
South (2)	633	632

Total	3,318	2,907

Average new order price	$343.6	$299.6

Settlements (units)
Washington	713	827
Baltimore	447	364
North (1)	1,072	878
South (2)	477	437

Total	2,709	2,506

Average settlement price	$317.0	$288.0

Backlog (units)
Washington	2,562	2,145
Baltimore	1,041	980
North (1)	2,696	2,453
South (2)	1,200	1,180

Total	7,499	6,758

Average backlog price	$347.4	$312.4

Mortgage Banking:
Mortgage closings (dollars)	$523,339	$514,897

Common Stock Information:
Shares outstanding at end of period	6,635,000	7,018,594
Weighted average basic shares outstanding	6,591,000	7,078,000
Weighted average diluted shares outstanding	7,997,000	8,697,000
Number of shares repurchased	257,330	344,277
Aggregate cost of shares repurchased	$113,937	$113,270

(1)	Delaware, New Jersey, New York, Ohio and Pennsylvania
(2)	North Carolina, South Carolina, Tennessee and Richmond, VA